Exhibit 99.3

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
ENSCO International Incorporated:

We have reviewed the accompanying condensed consolidated balance sheet of ENSCO International Incorporated and subsidiaries as of September 30, 2008, the related condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2008 and 2007, and the related condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2008 and 2007. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of ENSCO International Incorporated and subsidiaries as of December 31, 2007, and the related consolidated statements of income and cash flows for the year then ended (not presented herein); and in our report dated February 26, 2008, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2007 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ KPMG LLP

Dallas, Texas
October 23, 2008, except for the updated disclosure
pertaining to the resegmenting as described in Note 13,
as to which the date is January 13, 2009

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share amounts) (Unaudited)

	Three Months Ended
	September 30,
	2008	2007

OPERATING REVENUES	$635.8	$536.4

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	193.4	175.5
Depreciation	47.7	46.2
General and administrative	15.2	11.5

	256.3	233.2

OPERATING INCOME	379.5	303.2

OTHER INCOME (EXPENSE)
Interest income	3.2	7.1
Interest expense, net	--	--
Other, net	(9.7)	2.7

	(6.5)	9.8

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	373.0	313.0

PROVISION FOR INCOME TAXES
Current income tax expense	61.7	47.4
Deferred income tax expense	10.1	6.2

	71.8	53.6

INCOME FROM CONTINUING OPERATIONS	301.2	259.4

DISCONTINUED OPERATIONS
Income from discontinued operations, net	4.6	7.3
Loss on disposal of discontinued operations, net	(23.5)	--

	(18.9)	7.3

NET INCOME	$282.3	$266.7

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$2.13	$1.78
Discontinued operations	(.13)	.05

	$2.00	$1.83

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$2.13	$1.77
Discontinued operations	(.13)	.05

	$1.99	$1.82

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.1	145.9
Diluted	141.6	146.6

CASH DIVIDENDS PER COMMON SHARE	$.025	$.025

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share amounts) (Unaudited)

	Nine Months Ended
	September 30,
	2008	2007

OPERATING REVENUES	$1,828.3	$1,570.9

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	591.5	500.6
Depreciation	141.6	136.0
General and administrative	41.7	46.6

	774.8	683.2

OPERATING INCOME	1,053.5	887.7

OTHER INCOME (EXPENSE)
Interest income	11.9	19.6
Interest expense, net	--	(1.9)
Other, net	(7.1)	9.5

	4.8	27.2

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,058.3	914.9

PROVISION FOR INCOME TAXES
Current income tax expense	182.3	178.0
Deferred income tax expense	16.5	3.6

	198.8	181.6

INCOME FROM CONTINUING OPERATIONS	859.5	733.3

DISCONTINUED OPERATIONS
Income from discontinued operations, net	15.0	20.1
Loss on disposal of discontinued operations, net	(23.5)	--

	(8.5)	20.1

NET INCOME	$851.0	$753.4

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$6.04	$4.96
Discontinued operations	(.06)	.14

	$5.98	$5.10

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$6.03	$4.94
Discontinued operations	(.06)	.14

	$5.97	$5.08

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	142.2	147.8
Diluted	142.6	148.4

CASH DIVIDENDS PER COMMON SHARE	$.075	$.075

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except par value amounts)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 447.6	$ 629.5
Short-term investments	38.4	--
Accounts receivable, net	519.5	383.2
Other	126.3	116.6

Total current assets	1,131.8	1,129.3

PROPERTY AND EQUIPMENT, AT COST	5,233.0	4,704.7
Less accumulated depreciation	1,458.6	1,345.8

Property and equipment, net	3,774.4	3,358.9

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	70.2	--

OTHER ASSETS, NET	144.6	144.4

	$5,457.2	$4,968.8

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 24.7	$ 18.8
Accrued liabilities and other	320.5	465.6
Current maturities of long-term debt	17.2	19.1

Total current liabilities	362.4	503.5

LONG-TERM DEBT	282.9	291.4

DEFERRED INCOME TAXES	346.7	352.0

OTHER LIABILITIES	89.1	69.9

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $1 par value, 20.0 million shares authorized,
none issued	--	--
Common stock, $.10 par value, 250.0 million shares
authorized, 181.9 million and 180.3 million shares issued	18.2	18.0
Additional paid-in capital	1,753.9	1,700.5
Retained earnings	3,817.8	2,977.5
Accumulated other comprehensive loss	(14.5)	(4.2)
Treasury stock, at cost, 40.1 million shares and 36.4
million shares	(1,199.3)	(939.8)

Total stockholders' equity	4,376.1	3,752.0

	$5,457.2	$4,968.8

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Nine Months Ended
	September 30,
	2008	2007

OPERATING ACTIVITIES
Net income	$851.0	$753.4
Adjustments to reconcile net income to net cash provided by
operating activities of continuing operations:
Depreciation expense	141.6	136.0
Amortization expense	24.6	7.0
Share-based compensation expense	21.1	30.1
Deferred income tax expense	16.5	3.6
Excess tax benefit from share-based compensation	(5.3)	(5.5)
Unrealized loss on trading securities	3.0	--
Income from discontinued operations, net	(15.0)	(20.1)
Loss on disposal of discontinued operations, net	23.5	--
Other	.1	.1
Changes in operating assets and liabilities:
Increase in accounts receivable	(86.6)	(97.0)
Increase in investments designated as trading securities	(73.2)	--
Increase in other assets	(31.2)	(25.7)
Increase in accounts payable	5.9	15.4
(Decrease) increase in accrued liabilities and other	(132.6)	46.7

Net cash provided by operating activities of continuing operations	743.4	844.0

INVESTING ACTIVITIES
Additions to property and equipment	(654.1)	(407.6)
Purchases of short-term investments	(38.4)	--
Proceeds from disposition of assets	5.1	5.6

Net cash used in investing activities	(687.4)	(402.0)

FINANCING ACTIVITIES
Repurchases of common stock	(259.5)	(423.3)
Proceeds from exercise of stock options	27.3	29.8
Cash dividends paid	(10.7)	(11.2)
Reduction of long-term borrowings	(10.5)	(8.6)
Excess tax benefit from share-based compensation	5.3	5.5

Net cash used in financing activities	(248.1)	(407.8)

Effect of exchange rate changes on cash and cash equivalents	(7.6)	(.1)
Net cash provided by operating activities of discontinued operations	17.8	23.0

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(181.9)	57.1

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	629.5	565.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$447.6	$622.9

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1 - Unaudited Condensed Consolidated Financial Statements

       We prepared the accompanying condensed consolidated financial statements of ENSCO International Incorporated and subsidiaries (the "Company") in accordance with accounting principles generally accepted in the United States of America ("GAAP"), pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") included in the instructions to Form 10-Q and Article 10 of Regulation S-X. The financial information included in this report is unaudited but, in our opinion, includes all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods presented. The December 31, 2007 condensed consolidated balance sheet data were derived from the 2007 audited consolidated financial statements, but do not include all disclosures required by GAAP. Certain previously reported amounts have been reclassified to conform to the current year presentation. The preparation of the condensed consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, the related revenues and expenses and disclosures of gain and loss contingencies at the date of the financial statements. Actual results could differ from those estimates.

       The financial data for the three-month and nine-month periods ended September 30, 2008 and 2007 included herein have been subjected to a limited review by KPMG LLP, our independent registered public accounting firm. The accompanying independent registered public accounting firm's review report is not a report within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent registered public accounting firm's liability under Section 11 does not extend to it.

       Results of operations for the three-month and nine-month periods ended September 30, 2008 are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2008. It is recommended that these condensed consolidated financial statements be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2008.

Note 2 - Earnings Per Share

       For the three-month and nine-month periods ended September 30, 2008 and 2007, there were no adjustments to net income for purposes of computing basic and diluted earnings per share ("EPS"). The following table is a reconciliation of the weighted-average common shares used in the basic and diluted EPS computations for the three-month and nine-month periods ended September 30, 2008 and 2007 (in millions):

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Weighted-average common shares - basic	141.1	145.9	142.2	147.8
Potentially dilutive common shares:
Non-vested share awards	.2	.2	--	.1
Share options	.3	.5	.4	.5

Weighted-average common shares - diluted	141.6	146.6	142.6	148.4

       Antidilutive shares of 832,000 and 511,000 for the three-month periods ended September 30, 2008 and 2007, respectively, were excluded from the computation of diluted earnings per share. Antidilutive shares of 758,000 and 519,000 for the nine-month periods ended September 30, 2008 and 2007, respectively, were excluded from the computation of diluted earnings per share.

       In June 2008, the FASB issued Staff Position EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses determinations as to whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing EPS under the two-class method described in paragraphs 60 and 61 of SFAS No. 128, "Earnings Per Share". FSP EITF 03-6-1 is effective for fiscal years and interim periods beginning after December 15, 2008 and will require retrospective adjustment for all comparable prior periods presented. We do not expect adoption of FSP EITF 03-6-1 to have a material effect on our EPS computations or disclosures.

Note 3 - Cash Equivalents and Short-Term Investments

       As of September 30, 2008, we held $194.6 million of Singapore dollar denominated time deposits, of which $38.4 million had initial maturities in excess of three months and were classified as short-term investments on our September 30, 2008 condensed consolidated balance sheet. The remaining $156.2 million of Singapore dollar denominated time deposits, with initial maturities of three months or less, were included in cash and cash equivalents on our September 30, 2008 condensed consolidated balance sheet. Cash flows from purchases of short-term investments were classified as investing activities in our condensed consolidated statement of cash flows for the nine-month period ended September 30, 2008.

       Our investment in time deposits is diversified across six major international banks. Each of these institutions maintains long-term credit ratings of Aa or Aaa from Moody's Investor Service. Our time deposits are held to fund future Singapore dollar denominated payment obligations under our shipyard contracts for the construction of our ENSCO 8500 Series® rigs.

       Due to recent strengthening of the U.S. dollar relative to the Singapore dollar, we recognized foreign currency exchange losses on our Singapore dollar denominated time deposits of $10.4 million during the third quarter of 2008, which were included in other, net, in the condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2008.

Note 4 - Accounts Receivable

       Accounts receivable, net, as of September 30, 2008 included a $50.0 million receivable for recovery of costs from insurance and contractual indemnity associated with ENSCO 74, which was presumed to be an actual loss or constructive total loss as a result of Hurricane Ike in September 2008. See "Note 11 - Discontinued Operations" for additional information concerning ENSCO 74.

Note 5 - Long-Term Investments

       As of September 30, 2008, we held $73.2 million (par value) of long-term debt instruments with variable interest rates that periodically reset through an auction process ("auction rate securities"). Our auction rate securities were originally acquired in January 2008 and have final maturity dates ranging from 2025 to 2047. We did not own auction rate securities as of December 31, 2007.

       Auctions for our auction rate securities failed beginning in February 2008. An auction failure, which is not a default in the underlying debt instrument, occurs when there are more sellers than buyers at a scheduled interest rate auction date and parties desiring to sell their auction rate securities are unable to do so. When an auction fails, the interest rate is adjusted according to the provisions of the associated security agreement, which may result in an interest rate that is higher than the interest rate the issuer pays in connection with successful auctions. Auctions for our auction rate securities continued to fail during the second and third quarters, with the exception of the successful auction of $4.7 million of our securities in June 2008.

       Our investments in auction rate securities as of September 30, 2008 were diversified across sixteen separate issues and each issue maintains scheduled interest rate auctions in either 28-day or 35-day intervals. All of our auction rate securities are currently rated Aaa by Moody's, AAA by Standard & Poor's and/or AAA by Fitch, which is the highest rating issued by each respective rating agency. An aggregate $69.5 million (par value) of our auction rate securities were issued by state agencies and are supported by student loans for which repayment is substantially guaranteed by the U.S. government under the Federal Family Education Loan Program ("FFELP"). The remaining $3.7 million (par value) of our auction rate securities were issued by municipalities and repayment is insured by Financial Security Assurance Inc., a monoline bond insurance company that currently maintains a financial strength rating of Aaa by Moody's, AAA by Standard & Poor's and AAA by Fitch.

       Auction failures and the resulting lack of liquidity have affected the entire auction rate securities market, and we are currently unable to determine whether these conditions will be temporary. While it is estimated that approximately one third of the $330.0 billion auction rate securities market has been refinanced, student loan supported auction rate securities remain mostly constrained and illiquid. Although $5.1 million of our student loan supported auction rate securities were redeemed at par value during the nine-month period ended September 30, 2008, we are currently unable to determine whether other issuers of our auction rate securities will attempt and/or be able to refinance.

       Some broker/dealers previously indicated that they planned to develop secondary markets for auction rate securities, but no such market has materialized. Consequently, we are currently unable to determine if alternate markets that provide for orderly purchases and sales of auction rate securities will develop. Several major brokerage firms recently announced regulatory settlements in which they will initially offer to repurchase auction rate securities from retail investors, charities and small businesses, and use best efforts to provide liquidity to institutional investors within the next several years. However, we are currently unable to determine whether these brokerage firms will be able to comply with the terms of their regulatory settlements. Although we acquired our auction rate securities with the intention of selling them in the near term, due to the aforementioned uncertainties, our auction rate securities were classified as long-term investments on our condensed consolidated balance sheet as of September 30, 2008.

       Upon acquisition in January 2008, we designated our auction rate securities as trading securities in accordance with SFAS No. 115, "Accounting for Certain Debt and Equity Securities (as amended)" ("SFAS 115") as it was our intent to sell them in the near term. Due to illiquidity in the auction rate securities market, as discussed above, we intend to hold our auction rate securities until they can be redeemed by issuers, repurchased by brokerage firms or sold in a market that facilitates orderly transactions. Although we will hold our auction rate securities longer than originally anticipated, we continue to designate them as trading securities.

       Our auction rate securities were measured at fair value as of September 30, 2008, and unrealized gains of $300,000 for the three-month period ended September 30, 2008 and unrealized losses of $3.0 million for the nine-month period ended September 30, 2008 were included in other, net, in our condensed consolidated statements of income. The carrying value of our auction rate securities was $70.2 million as of September 30, 2008. Cash flows from purchases and sales of our auction rate securities were classified as operating activities in our condensed consolidated statement of cash flows for the nine-month period ended September 30, 2008. See "Note 9 - Fair Value Measurements" for additional information concerning fair value measurement of our auction rate securities.

Note 6 - Accrued Liabilities and Other

Accrued liabilities and other as of September 30, 2008 and December 31, 2007 consisted of the following (in millions):
	September 30,	December 31,
	2008	2007

Taxes	$ 54.0	$195.1
Capital expenditures	87.6	96.1
Personnel	46.0	49.6
Deferred and prepaid revenue	44.8	61.2
Other operating expenses	80.4	58.8
Other	7.7	4.8

	$320.5	$465.6

Note 7 - Stockholders' Equity

       In March 2006, our Board of Directors authorized the repurchase of up to $500.0 million of our outstanding common stock. In August 2007, following completion of the authorized repurchase, our Board of Directors authorized the repurchase of an additional $500.0 million of our outstanding common stock (the "2007 authorization"). In September 2008, our Board of Directors authorized the repurchase of an additional $500.0 million of our outstanding common stock (the "2008 authorization").

       During the nine-month period ended September 30, 2008, we repurchased 3.7 million shares of our common stock at a cost of $256.0 million (an average cost of $69.92 per share) under the 2007 authorization, including 2.2 million shares of our common stock at a cost of $148.0 million (an average cost of $68.20 per share) during the quarter ended September 30, 2008. As of September 30, 2008 and December 31, 2007, the outstanding shares of our common stock, net of treasury shares, were 141.8 million and 143.9 million, respectively.

Note 8 - Comprehensive Income

       The components of comprehensive income for the three-month and nine-month periods ended September 30, 2008 and 2007 were as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income	$282.3	$266.7	$851.0	$753.4
Other comprehensive income:
Net change in fair value of derivatives	(11.7)	1.2	(6.3)	4.7
Reclassification of unrealized gains and losses on
derivatives from other comprehensive loss
(income) into net income	.2	(.1)	(4.0)	(1.2)

Net other comprehensive (loss) income	(11.5)	1.1	(10.3)	3.5

Comprehensive income	$270.8	$267.8	$840.7	$756.9

       Accumulated other comprehensive loss as of September 30, 2008 and December 31, 2007 was comprised of net unrealized losses on derivative instruments, net of tax. As of September 30, 2008, the estimated amount of net unrealized losses on derivative instruments, net of tax, that will be reclassified to earnings during the next twelve months was as follows (in millions):

Net unrealized losses to be reclassified to contract drilling expense	$7.6
Net unrealized losses to be reclassified to interest expense	.7

Net unrealized losses to be reclassified to earnings	$8.3

Note 9 - Fair Value Measurements

       On January 1, 2008, we adopted SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which refines the definition of fair value, provides a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy assigns the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1") and the lowest priority to unobservable inputs ("Level 3"). Level 2 measurements are inputs that are observable for assets or liabilities, either directly or indirectly, other than quoted prices included within Level 1.

       In October 2008, the FASB issued Staff Position No. FAS 157-3, "Determining the Fair Value of a Financial Asset in a Market That Is Not Active" ("FSP FAS 157-3"), which amended SFAS 157 by clarifying the application of SFAS 157 when the market for a financial asset is inactive. FSP FAS 157-3 became effective upon issuance, including prior periods for which financial statements had not been issued. Adoption of FSP FAS 157-3 did not have a material effect on our fair value measurements as of September 30, 2008.

       The following fair value hierarchy table categorizes information regarding our assets and liabilities measured at fair value on a recurring basis as of September 30, 2008 and December 31, 2007 (in millions):

	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

As of September 30, 2008
Trading securities	$ --	$ --	$70.2	$70.2

Total financial assets	$ --	$ --	$70.2	$70.2

Derivative instruments, net	$ --	$13.9	$ --	$13.9

Total financial liabilities	$ --	$13.9	$ --	$13.9

As of December 31, 2007
Derivative instruments, net	$ --	$ 4.6	$ --	$ 4.6

Total financial assets	$ --	$ 4.6	$ --	$ 4.6

       Our auction rate securities were measured at fair value on a recurring basis using significant Level 3 inputs as of September 30, 2008. See "Note 5 - Long-Term Investments" for additional information on our auction rate securities, including a description of the securities and underlying collateral, a discussion of the uncertainties relating to their liquidity and our accounting treatment under SFAS 115. The following table summarizes our fair value measurements using significant Level 3 inputs, and changes therein, for the three-month and nine-month periods ended September 30, 2008 (in millions):

	Three Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2008

Beginning Balance	$70.0	$ --
(Sales) purchases, net	(.1)	73.2
Unrealized gains (losses)(*)	.3	(3.0)
Realized losses	--	--
Transfers in and/or out of Level 3	--	--

Balance as of September 30, 2008	$70.2	$70.2

(*)	Unrealized gains (losses) are included in other, net, in the condensed consolidated statements of income.

       Before utilizing Level 3 inputs in our fair value measurements, we considered whether observable inputs were available. As a result of continued auction failures, quoted prices for our auction rate securities did not exist as of September 30, 2008. Accordingly, we concluded that Level 1 inputs were not available. Brokerage statements received from the five broker/dealers that held our auction rate securities included their estimated market value as of September 30, 2008. Four broker/dealers valued our auction rate securities at par and the fifth valued our auction rate securities at 97% of par. Due to the lack of transparency into the methodologies used to determine the estimated market values, we concluded that estimated market values provided on our brokerage statements did not constitute valid inputs and, therefore, we did not utilize them in measuring the fair value of our auction rate securities as of September 30, 2008.

       We determined that use of a valuation model was the best available technique for measuring the fair value of our auction rate securities. We used an income approach valuation model to estimate the price that would be received in exchange for our auction rate securities in an orderly transaction between market participants ("exit price") as of September 30, 2008. The exit price was derived as the weighted-average present value of expected cash flow over various periods of illiquidity, using a risk adjusted discount rate that was based on the credit risk and liquidity risk of our auction rate securities.

       While our valuation model was based on both Level 2 (credit quality and interest rates) and Level 3 inputs, we determined that our Level 3 inputs were most significant to the overall fair value measurement, particularly the estimates of risk adjusted discount rates and ranges of expected periods of illiquidity. The valuation model also reflected our intention to hold our auction rate securities until they can be redeemed by issuers, repurchased by brokerage firms or sold in a market that facilitates orderly transactions and our belief that we have the ability to maintain our investment in these securities indefinitely.

Note 10 - Income Taxes

       We conduct operations, earn income and are subject to tax in the U.S. and numerous international countries. In many of the international jurisdictions where we operate, tax laws relating to the offshore drilling industry are not well developed and change frequently. Furthermore, in most of the tax jurisdictions where we operate, we enter into transactions with affiliates or employ other tax planning strategies that generally are subject to complex tax regulations. Due to the foregoing, the tax liabilities and benefits we recognize in our financial statements may differ from the tax positions taken, or expected to be taken, in our tax returns.

       In accordance with FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"), tax positions are evaluated for recognition using a more-likely-than-not threshold. Tax positions requiring recognition are measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. Unrecognized tax benefits totaled $27.2 million and $13.5 million as of September 30, 2008 and December 31, 2007, respectively, and were included in other liabilities on our condensed consolidated balance sheets. As of September 30, 2008, $21.8 million of the $27.2 million of unrecognized tax benefits would impact our effective tax rate if recognized.

       Accrued interest and penalties totaled $13.7 million and $19.2 million as of September 30, 2008 and December 31, 2007, respectively, and were included in other liabilities on our condensed consolidated balance sheets. We recognized net expense of $700,000 and a net benefit of $6.2 million associated with interest and penalties for the three-month and nine-month periods ended September 30, 2008, respectively. Interest and penalties are included in current income tax expense in our condensed consolidated statements of income.

       In connection with an examination of a prior period tax return, we recognized a $5.4 million liability for unrecognized tax benefits associated with certain tax positions taken in prior years, which resulted in an $8.9 million net income tax expense, inclusive of interest and penalties, during the nine-month period ended September 30, 2008.

       Statutes of limitations applicable to certain of our tax positions lapsed resulting in a $2.9 million decrease in unrecognized tax benefits and an $11.5 million net income tax benefit, inclusive of interest and penalties, during the nine-month period ended September 30, 2008.

       Statutes of limitations applicable to certain of our remaining tax positions may lapse during the next twelve months, therefore, it is reasonably possible that our unrecognized tax benefits will decrease by an aggregate $3.0 million associated with these tax positions during the next twelve months. Accrued interest and penalties related to these tax positions totaled $5.2 million as of September 30, 2008.

    Intercompany Transfer of Drilling Rigs

       In December 2007, we transferred ownership of three drilling rigs among two of our subsidiaries. The income tax liability attributable to the gain resulting from the intercompany sale totaled $96.5 million and was paid by the selling subsidiary during 2008. The pre-tax profit of the selling subsidiary resulting from the intercompany sale was eliminated from our condensed consolidated financial statements. Similarly, the carrying value of the rigs in our condensed consolidated financial statements remained at the historical net depreciated cost prior to the intercompany sale and did not reflect the asset disposition transaction of the selling subsidiary or the asset acquisition transaction of the acquiring subsidiary.

       The expense associated with the $96.5 million of income taxes paid was deferred and is being amortized on a straight-line basis over the remaining useful lives of the associated rigs, which range from three to eight years. Similarly, the tax effects of $54.8 million of reversing temporary differences of the selling subsidiary were also deferred and are being amortized on the same basis and over the same periods as described above.

       As of September 30, 2008, the unamortized balance associated with the deferred charge for income taxes paid in connection with the intercompany transfer of drilling rigs totaled $80.0 million and was included in other assets, net, on our condensed consolidated balance sheet. Current income tax expense for the three-month and nine-month periods ended September 30, 2008 included $5.2 million and $15.7 million, respectively, of amortization of the deferred charge for income taxes paid.

Note 11 - Discontinued Operations

       In September 2008, ENSCO 74 was lost as a result of Hurricane Ike and is now presumed to have sunk in the Gulf of Mexico. Portions of the rig's legs remain underwater adjacent to the customer's platform and the hull has not been located despite search efforts by us and third parties. Management has concluded the rig to be an actual loss or constructive total loss under the terms of our insurance policies based on the condition of the legs and the inability to locate the rig's hull.

       Physical damage to our rigs caused by a hurricane, the associated costs to mitigate the insured loss ("sue and labor"), and removal, salvage and recovery costs, are all covered by our property insurance policies subject to a $50.0 million per occurrence retention (deductible). The insured value of ENSCO 74 is $100.0 million. Additional coverage for ENSCO 74 sue and labor costs and wreckage and debris removal costs under our property insurance policies is limited to $25.0 million and $50.0 million, respectively. Supplemental wreckage and debris removal coverage is provided under our liability insurance policies, subject to an annual aggregate limit of $500.0 million. We also have a customer contractual indemnification that provides for reimbursement of any ENSCO 74 wreckage and debris removal costs that are not recovered under our insurance policies.

       Management believes it is probable that we will be required to remove the remaining leg sections of ENSCO 74 from the drill site because the legs are adjacent to the customer's platform and may interfere with future operations. Management estimates that the leg removal costs could range from $15.0 million to $30.0 million. Therefore, a $15.0 million liability, representing the low end of the range of estimated leg removal costs, and a corresponding receivable for recovery of those costs, was recognized during the third quarter of 2008. The liability was included in accrued liabilities and other and the receivable was included in other assets, net, on our September 30, 2008 condensed consolidated balance sheet.

       The following table summarizes the pre-tax loss incurred on the disposal of ENSCO 74 during the three-month period ended September 30, 2008 (in millions):

ENSCO 74 net book value	$86.2
Leg removal costs	15.0
Sue and labor costs	.5

101.7

Less recoveries:
Rig	100.0
Leg removal	15.0
Sue and labor	.5
Insurance retention	(50.0)

65.5

Pre-tax loss on disposal of discontinued operations	$36.2

       The loss was included in loss on disposal of discontinued operations, net, in the condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2008. The operating results of ENSCO 74 were reclassified as discontinued operations in the condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2008 and 2007.

       We may incur additional costs or liabilities associated with the ENSCO 74 hull, including costs for removal of wreckage or debris. As the ENSCO 74 hull has not been located, these potential costs or liabilities are not currently considered probable or reasonably estimable and, therefore, no provision for such costs has been recognized as of September 30, 2008.

The following table summarizes (loss) income from discontinued operations for the three-month and nine-month periods ended September 30, 2008 and 2007 (in millions):
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Revenues	$ 11.3	$15.6	$36.2	$43.8
Operating expenses	4.2	4.2	13.2	12.8

Operating income before income taxes	7.1	11.4	23.0	31.0
Income tax expense	2.5	4.1	8.0	10.9
Loss on disposal of discontinued operations, net	(23.5)	--	(23.5)	--

(Loss) income from discontinued operations	$(18.9)	$ 7.3	$ (8.5)	$20.1

       There is no debt or interest expense allocated to our discontinued operations.

Note 12 - Contingencies

    FCPA Internal Investigation

       Following disclosures by other offshore service companies announcing internal investigations involving the legality of amounts paid to and by customs brokers in connection with temporary importation of rigs and vessels into Nigeria, the Audit Committee of our Board of Directors and management commenced an internal investigation in July 2007. The investigation focuses on our payments to customs brokers relating to the temporary importation of ENSCO 100, our only rig recently operating offshore Nigeria. The principal purpose of the investigation is to determine whether any of the payments made to or by our customs brokers were inappropriate under the U.S. Foreign Corrupt Practices Act ("FCPA"). Our Audit Committee has engaged a Washington, D.C. law firm with significant experience in investigating and advising upon FCPA matters to assist in the internal investigation.

       As is customary for companies operating offshore Nigeria, we engaged independent customs brokers to process ENSCO 100 temporary importation permits, extensions and renewals. One or more of the customs brokers that our subsidiary in Nigeria used to obtain these permits, extensions and renewals also provided services to other offshore service companies that have commenced similar investigations.

       Following consultation with outside legal counsel, notification to the Audit Committee and notification to KPMG LLP, our independent registered public accounting firm, we voluntarily notified the SEC and the United States Department of Justice that an internal investigation was underway and that we intended to cooperate fully with both agencies. The internal investigation process has involved extensive reviews of documents and records, as well as production to the authorities, and interviews of selected personnel. In addition to the temporary import of ENSCO 100, the investigation has examined our customs clearance of routine shipments and immigration activities in Nigeria.

       We are unable to predict whether either agency will initiate a separate investigation of this matter, further expand the scope of the investigation to other issues in Nigeria or to other countries or, if an agency investigation is initiated, what potential corrective measures, sanctions or other remedies, if any, the agencies may seek against us or any of our employees.

       Since ENSCO 100 completed its contract commitment and departed Nigeria in August of 2007, this matter is not expected to have a material effect on or disrupt our current operations. We are unable to predict the outcome of the investigation or estimate the extent to which we may be exposed to any resulting potential liability or significant additional expense.

    ENSCO 29 Wreck Removal

       A portion of the ENSCO 29 platform drilling rig was lost over the side of a customer's platform during Hurricane Katrina in the third quarter of 2005. Although beneficial ownership of ENSCO 29 was transferred to our insurance underwriters when the rig was determined to be a constructive total loss, management believes we may be legally required to remove ENSCO 29 wreckage and debris from the seabed and currently estimates that the removal cost could range from $5.0 million to $15.0 million. Our property insurance policies include coverage for ENSCO 29 wreckage and debris removal costs up to $3.8 million. We also have liability insurance policies that provide specified coverage for wreckage and debris removal costs in excess of the $3.8 million coverage provided under our property insurance policies.

       Our liability insurance underwriters have issued letters reserving rights and effectively denying coverage by questioning the applicability of coverage for the potential ENSCO 29 wreckage and debris removal costs. In August 2007, we commenced litigation against underwriters alleging breach of contract, wrongful denial, bad faith and other claims which seek a declaration that removal of wreckage and debris is covered under our liability insurance, monetary damages, attorneys' fees and other remedies. While we anticipate that any ENSCO 29 wreckage and debris removal costs incurred will be largely or fully covered by insurance, a $1.2 million provision, representing the portion of the $5.0 million low end of the range of estimated removal cost we believe is subject to liability insurance coverage, was recognized during the third quarter of 2006.

    Asbestos Litigation

       In August 2004, we and certain current and former subsidiaries were named as defendants, along with numerous other third party companies as co-defendants, in three multi-party lawsuits filed in the Circuit Courts of Jones County (Second Judicial District) and Jasper County (First Judicial District), Mississippi. The lawsuits sought an unspecified amount of monetary damages on behalf of individuals alleging personal injury or death, primarily under the Jones Act, purportedly resulting from exposure to asbestos on drilling rigs and associated facilities during the period 1965 through 1986.

       In compliance with the Mississippi Rules of Civil Procedure, the individual claimants in the original multi-party lawsuits whose claims were not dismissed were ordered to file either new or amended single plaintiff complaints naming the specific defendant(s) against whom they intended to pursue claims. As a result, out of more than 600 initial multi-party claims, we have been named as a defendant by 66 individual plaintiffs. Of these claims, 63 claims or lawsuits are pending in Mississippi state courts and three are pending in the U.S. District Court as a result of their removal from state court. Currently, none of the pending Mississippi asbestos lawsuits against us has been set for trial.

       We intend to vigorously defend against these claims and have filed responsive pleadings preserving all defenses and challenges to jurisdiction and venue. However, discovery is still ongoing and, therefore, available information regarding the nature of all pending claims is limited. At present, we cannot reasonably determine how many of the claimants may have valid claims under the Jones Act or estimate a range of potential liability exposure, if any.

       Although we do not expect the final disposition of the Mississippi asbestos lawsuits to have a material adverse effect on our financial position, operating results or cash flows, there can be no assurances as to the ultimate outcome of the lawsuits.

       In addition to the pending cases in Mississippi, in January 2008 we assumed the defense of two parties that formerly held an interest in a predecessor company named in a lawsuit that was pending in the Superior Court of the State of California. The assumption of these parties' defense arose pursuant to the terms and conditions of a prior Assumption Agreement entered into by Penrod Drilling Corporation ("Penrod"), the predecessor of one of the Company's subsidiaries, which included an indemnification obligation. The plaintiff sought monetary damages allegedly arising from exposure to asbestos or products containing asbestos while employed by Penrod and several other named defendants between 1960 and the early 1990s. Following mediation and settlement on September 18, 2008, the Company and its related subsidiaries and affiliates were dismissed with prejudice from the lawsuit. The final disposition of this matter did not have a material adverse effect on our financial position, operating results or cash flows.

    Working Time Directive

       Legislation known as the U.K. Working Time Directive ("WTD") was introduced in August 2003 and may be applicable to our employees and employees of other drilling contractors that work offshore in U.K. territorial waters or in the U.K. sector of the North Sea. Certain trade unions representing offshore employees have claimed that drilling contractors are not in compliance with the WTD in respect of paid time off (vacation time) for employees working offshore on a rotational basis (generally equal time working and off). The related issues are subject to pending or potential judicial, administrative and legislative review.

       A Labor Tribunal in Aberdeen, Scotland, rendered decisions in claims involving other offshore drilling contractors and offshore service companies on February 21, 2008. We understand these decisions will be reviewed on appeal, and that a ruling on the appeals is expected in early 2009. The extent to which the decisions will impact us financially or cause us to modify our employment or compensation practices is uncertain.

       We also have received inquiries from the Danish and Dutch authorities regarding applicability of the WTD as adopted by Denmark and The Netherlands to employees on our rigs operating in the Danish and Dutch sectors of the North Sea.

       Based on information currently available, we do not expect the resolution of these matters to have a material adverse effect on our financial position, operating results or cash flows.

    Other Matters

       In addition to the foregoing, we and our subsidiaries are named defendants in certain other lawsuits, claims or proceedings incidental to our business and are involved from time to time as parties to governmental investigations or proceedings, including matters related to taxation, arising in the ordinary course of business. Although the outcome of such lawsuits or other proceedings cannot be predicted with certainty and the amount of any liability that could arise with respect to such lawsuits or other proceedings cannot be predicted accurately, management does not expect these matters to have a material adverse effect on our financial position, operating results or cash flows.

Note 13 - Segment Information

       We are in the process of developing a fleet of deepwater semisubmersible rigs. In connection therewith, we contracted a major international shipyard based in Singapore to construct seven ultra-deepwater semisubmersible rigs (the "ENSCO 8500 Series®"). The first ENSCO 8500 Series® rig has been delivered by the shipyard and arrived in the Gulf of Mexico in mid-December 2008. The rig is currently undergoing final outfitting and preparing for deepwater sea trials and is projected to commence operations in February 2009. In connection with the arrival of our first ENSCO 8500 Series® rig, we have reorganized the management of our operations, establishing a separate business unit to manage our fleet of deepwater semisubmersible rigs.

       As part of this reorganization, we evaluated our remaining assets and operations, consisting of 43 jackup rigs and one barge rig organized into three business units based on major geographic region, and now consider these three business units as operating segments. Accordingly, our business now consists of four operating segments: (1) Deepwater, (2) Asia Pacific, (3) Europe/Africa and (4) North and South America. Each of our four operating segments provides one service, contract drilling.

       Segment information for the three-month and nine-month periods ended September 30, 2008 and 2007 is presented below. General and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income and are included in "Reconciling Items." Assets not allocated to our operating segments are also included in "Reconciling Items." As of September 30, 2008, total asset reconciling items consisted primarily of cash and cash equivalents of $378.4 million, goodwill of $336.2 million, other assets, net, of $117.0 million and long-term investments of $70.2 million. As of September 30, 2007, total asset reconciling items consisted primarily of cash and cash equivalents of $548.3 million and goodwill of $336.2 million.

Three months ended September 30, 2008
(in millions)

				North
				and	Operating
		Asia	Europe/	South	Segments	Reconciling	Consolidated
	Deepwater	Pacific	Africa	America	Total	Items	Total

Revenue	$27.1	$260.8	$209.3	$138.6	$635.8	$ --	$635.8
Operating expenses Contract drilling (exclusive of depreciation)	8.3	76.7	62.8	45.6	193.4	--	193.4
Depreciation	2.3	21.4	10.8	12.7	47.2	.5	47.7
General and administrative	--	--	--	--	--	15.2	15.2

Operating income	$16.5	$162.7	$135.7	$ 80.3	$395.2	$(15.7)	$379.5

Total assets	$1,602.0	$1,310.7	$747.2	$801.3	$4,461.2	$996.0	$5,457.2
Capital expenditures	219.5	8.1	6.2	5.0	238.8	0.6	239.4
Three months ended September 30, 2007 (in millions)
				North
				and	Operating
		Asia	Europe/	South	Segments	Reconciling	Consolidated
	Deepwater	Pacific	Africa	America	Total	Items	Total

Revenue	$18.7	$236.2	$174.3	$107.2	$536.4	$ --	$536.4
Operating expenses Contract drilling (exclusive of depreciation)	8.3	68.1	57.1	42.0	175.5	--	175.5
Depreciation	2.4	20.7	10.4	11.6	45.1	1.1	46.2
General and administrative	--	--	--	--	--	11.5	11.5

Operating income	$ 8.0	$147.4	$106.8	$ 53.6	$315.8	$(12.6)	$303.2

Total assets	$845.2	$1,387.5	$781.4	$794.5	$3,808.6	$955.8	$4,764.4
Capital expenditures	85.7	5.2	3.3	23.1	117.3	0.0	117.3

Nine months ended September 30, 2008 (in millions)
				North
				and	Operating
		Asia	Europe/	South	Segments	Reconciling	Consolidated
	Deepwater	Pacific	Africa	America	Total	Items	Total

Revenue	$84.3	$779.5	$602.9	$361.6	$1,828.3	$ --	$1,828.3
Operating expenses Contract drilling (exclusive of depreciation)	26.5	243.7	184.9	136.4	591.5	--	591.5
Depreciation	6.8	63.7	32.1	37.6	140.2	1.4	141.6
General and administrative	--	--	--	--	--	41.7	41.7

Operating income	$51.0	$472.1	$385.9	$187.6	$1,096.6	$(43.1)	$1,053.5

Total assets	$1,602.0	$1,310.7	$747.2	$801.3	$4,461.2	$996.0	$5,457.2
Capital expenditures	567.3	26.1	18.9	40.4	652.7	1.4	654.1
Nine months ended September 30, 2007 (in millions)
				North
				and	Operating
		Asia	Europe/	South	Segments	Reconciling	Consolidated
	Deepwater	Pacific	Africa	America	Total	Items	Total

Revenue	$54.4	$668.3	$495.8	$352.4	$1,570.9	$ --	$1,570.9
Operating expenses Contract drilling (exclusive of depreciation)	21.0	198.3	157.1	124.2	500.6	--	500.6
Depreciation	7.0	61.5	30.1	34.2	132.8	3.2	136.0
General and administrative	--	--	--	--	--	46.6	46.6

Operating income	$26.4	$408.5	$308.6	$194.0	$937.5	$(49.8)	$887.7

Total assets	$845.2	$1,387.5	$781.4	$794.5	$3,808.6	$955.8	$4,764.4
Capital expenditures	275.4	46.0	14.6	70.7	406.7	0.9	407.6

    Assigning Goodwill to Reporting Units

       Our four operating segments represent our reporting units in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets (as amended)." As a result of our management reorganization from one operating segment and reporting unit to four operating segments and reporting units, we reassigned goodwill to our four reporting units based on a relative fair value allocation approach as follows (in millions):

Deepwater	$143.6
Asia Pacific	84.6
Europe/Africa	61.4
North and South America	46.6

$336.2

       Goodwill is not allocated to operating segments in the measure of segment assets regularly reported to and used by management. No goodwill was acquired or disposed of during the three-month and nine-month periods ended September 30, 2008 and 2007. No goodwill impairments were recognized during the three-month and nine-month periods ended September 30, 2008 and 2007.